EXHIBIT 99.2

2

3	Highlights
4	Account Metrics
6	Financial Metrics
12	Capital Structure
13	Guidance
14	Contacts
15	Financial and Operational Tables

3

(1)Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

4

Postpaid Accounts (in thousands)
During Q2 2025, we acquired 85,000 postpaid accounts from Lumos.
During Q3 2025, we acquired 1,448,000 postpaid accounts, net of certain base adjustments, through the UScellular acquisition.
During Q3 2025, we acquired 633,000 postpaid accounts from Metronet and other acquisitions.
During Q1 2026, we recognized a base adjustment to decrease postpaid accounts by 18,000, primarily due to combining certain business accounts that have multiple billing account numbers.
These base adjustments had no impact on postpaid net account additions.

Year-Over-Year
Continued growth in Postpaid accounts with an increase in net additions primarily due to:
■Higher gross account additions, including fiber account additions following the acquisitions of Metronet and Lumos
■Partially offset by higher account deactivations driven by higher industry switching and the impact of a growing account base, including following the acquisition of UScellular

Sequential
Continued growth in Postpaid accounts with a decrease in net additions primarily due to:
■Seasonally lower gross account additions

Year-Over-Year

Postpaid ARPA increased 4% primarily due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
■An increase in customers per account, including from the continued adoption of 5G broadband and continued growth of T-Mobile for Business accounts, partially offset by fiber and UScellular accounts with fewer customers per account
■Partially offset by increased promotional activity, including the success of bundled offerings

Sequential
Postpaid ARPA increased 1% primarily due to:
■An increase in customers per account, including from the continued adoption of 5G broadband and continued growth of T-Mobile for Business accounts
■Higher fee revenue, including from the adoption of new tax and fee exclusive plans
■Partially offset by increased promotional activity, including the success of bundled offerings

Postpaid ARPA

5

Year-Over-Year
Postpaid account churn increased 10 basis points primarily due to:
■Higher industry switching
■Higher average broadband-only accounts, including following the acquisitions of Metronet and Lumos

Sequential
Postpaid account churn was flat

Postpaid Account Churn

6

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 11% primarily due to:
■An increase in Postpaid service revenues, including following the acquisitions of UScellular, Metronet and Lumos
■Partially offset by lower Prepaid service revenues

Sequential
Service revenues increased slightly primarily due to:
■An increase in Postpaid service revenues
■Partially offset by lower Prepaid service revenues and lower Wholesale and other service revenues

Year-Over-Year
Postpaid service revenues increased 15% primarily due to:
■Higher average postpaid accounts, including following the acquisitions of UScellular, Metronet and Lumos
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 2% primarily due to:
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$13,594
$14,078
$14,882
$15,378
$15,629
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

7

Equipment Revenues ($ in millions)

Year-Over-Year
Equipment revenues increased 8% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily driven by an increase in the high-end phone mix
■Higher liquidation revenue primarily due to a higher number of liquidated devices and an increase in the high-end phone mix

Sequential
Equipment revenues decreased 26% primarily due to:
■A seasonal decrease in the total number of devices sold
■A lower average revenue per device sold, net of promotions, primarily due to a decrease in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 14% primarily due to:
■A higher average cost per device sold primarily driven by an increase in the high-end phone mix
■Higher liquidation costs primarily due to a higher number of liquidated devices and an increase in the high-end phone mix

Sequential
Cost of equipment sales, exclusive of D&A, decreased 21% primarily due to:
■A seasonal decrease in the total number of devices sold
■A lower average cost per device sold primarily due to a decrease in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions, % of Equipment sales*)
*Equipment sales is defined as Equipment revenues less Lease revenues.

8

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$2,602
$2,717
$2,873
$3,305
$3,339
$2,582
$2,689
$2,811
$3,031
$2,894
15.3%
15.4%
15.4%
16.2%
15.4%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Cost of services, ex. D&A and Special Items
UScellular merger-related costs
Other Special Items
% of Srvc revs, ex. D&A and Special Items

Year-Over-Year
Cost of services, exclusive of D&A, increased 28% primarily due to:
■Higher costs following the UScellular acquisition, including merger-related costs
■Wholesale network access costs and amortization of customer installation fees paid to Metronet and Lumos

Sequential
Cost of services, exclusive of D&A, increased slightly primarily due to:
■Higher UScellular merger-related costs
■Mostly offset by lower severance and related costs associated with the 2025-2026 workforce transformation and numerous immaterial items, including seasonality

Year-Over-Year
SG&A expense increased 9% primarily due to:
■Higher costs following the UScellular acquisition, including merger-related costs
■$132 million of severance and related costs associated with the 2025-2026 workforce transformation and reinvestment initiative
■Higher bad debt expense
■Higher advertising expense

Sequential
SG&A expense decreased 9% primarily due to:
■Seasonally lower advertising and other selling expenses
■Lower severance and related costs associated with the 2025-2026 workforce transformation and reinvestment initiative
■Lower payroll and benefit related expenses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,488
$5,397
$6,015
$6,570
$5,966
$5,415
$5,415
$5,828
$6,106
$5,709
32.0%
31.1%
32.0%
32.6%
30.3%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
SG&A expense, ex. Special Items
UScellular merger-related costs
Other Special Items
% of Srvc revs, ex. Special Items

9

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$2.58
$2.84
$2.41
$1.88
$2.27
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Year-Over-Year
Net income was $2.5 billion and Diluted earnings per share was $2.27 in Q1 2026, compared to $3.0 billion and $2.58 in Q1 2025, primarily due to the factors described above and included the following:
■UScellular merger-related costs, including accelerated depreciation, net of tax, of $476 million, or $0.43 per share, in Q1 2026 and $10 million, or $0.01 per share, in Q1 2025
■Severance and related costs associated with the 2025-2026 workforce transformation and reinvestment initiative, net of tax, of $105 million, or $0.10 per share, in Q1 2026
■Costs associated with the network restructuring initiative, including accelerated depreciation, net of tax, of $103 million, or $0.09 per share, in Q1 2026

Sequential
Net income was $2.5 billion and Diluted earnings per share was $2.27 in Q1 2026, compared to $2.1 billion and $1.88 in Q4 2025, primarily due to the factors described above and included the following:
■UScellular merger-related costs, including accelerated depreciation, net of tax, of $476 million, or $0.43 per share, in Q1 2026 and $107 million, or $0.10 per share, in Q4 2025
■Severance and related costs associated with the 2025-2026 workforce transformation and reinvestment initiative, net of tax, of $105 million, or $0.10 per share, in Q1 2026 and $293 million, or $0.26 per share, in Q4 2025
■Costs associated with the network restructuring initiative, including accelerated depreciation, net of tax, of $103 million, or $0.09 per share, in Q1 2026 and $142 million, or $0.13 per share, in Q4 2025

10

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Special Items (see detail on page 22)

Year-Over-Year
Core Adjusted EBITDA increased 12% primarily due to:
■Higher Total service revenues
■Higher Equipment revenues, excluding Lease revenues
■Partially offset by higher Cost of equipment sales, excluding Special Items, higher Cost of services, excluding Special Items, and higher SG&A expenses, excluding Special Items

Sequential
Core Adjusted EBITDA increased 9% primarily due to:
■Lower Cost of equipment sales, excluding Special Items
■Lower SG&A expenses, excluding Special Items
■Lower Cost of services, excluding Special Items
■Higher Total service revenues
■Partially offset by lower Equipment revenues, excluding Lease revenues

Year-Over-Year
Net cash provided by operating activities increased 5% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Lower net cash outflows from changes in working capital

Sequential
Net cash provided by operating activities increased 9% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Partially offset by higher net cash outflows from changes in working capital

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $153 million in Q1 2026 compared to $100 million in Q4 2025 and $70 million in Q1 2025.

Net Cash Provided by Operating Activities ($ in millions)

11

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$2,451
$2,396
$2,639
$2,469
$2,623
14.5%
13.7%
14.5%
13.2%
13.9%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, increased 7% primarily due to:
■Planned timing of capital purchases, including for incremental capital expenditures following the UScellular acquisition

Sequential
Cash purchases of property and equipment, including capitalized interest, increased 6% primarily due to:
■Planned timing of capital purchases

Year-Over-Year
Adjusted Free Cash Flow increased 5% primarily due to:
■Higher Net cash provided by operating activities
■Partially offset by higher Cash purchases of property and equipment

Sequential
Adjusted Free Cash Flow increased 10% primarily due to:
■Higher Net cash provided by operating activities
■Partially offset by higher Cash purchases of property and equipment
The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $153 million in Q1 2026 compared to $100 million in Q4 2025 and $70 million in Q1 2025.

Adjusted Free Cash Flow ($ in millions)

12

Total Debt (Excluding Tower Obligations), Net Debt (Excluding Tower Obligations), and Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$3,473
$1,003
$2,470
$3,465
$996
$2,469
$3,457
$987
$2,470
$3,595
$1,135
$2,460
$6,021
$1,120
$4,901
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q1 2026 was $88.2 billion.
Net debt, excluding tower obligations, at the end of Q1 2026 was $84.7 billion.

■On December 11, 2025, the company announced that its Board of Directors authorized a stockholder return program for up to $14.6 billion that will run through December 31, 2026, consisting of additional repurchases of shares and payment of cash dividends with the next dividend payable June 11, 2026.
■On April 23, 2026, the company announced that its Board of Directors has increased the company’s 2026 stockholder return authorization to up to $18.2 billion, representing an increase of up to $3.6 billion from its prior 2026 authorization.
■On a cumulative basis, since the company initiated its stockholder return program in Q3 2022, a total of $51.4 billion has been returned to stockholders as of March 31, 2026, with 239.4 million shares repurchased for $42.1 billion, and cumulative cash dividends of $9.3 billion.
■During Q1 2026, 23.3 million shares were repurchased for $4.9 billion.
■During Q1 2026, the company paid a cash dividend of $1.02 per share of common stock, or $1.1 billion, on March 12, 2026.

13

2026 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net account additions	900 thousand to 1.0 million	950 thousand to 1.05 million	50 thousand
Net income (1)	N/A	N/A	N/A
Effective tax rate	25% to 26%	25% to 26%	No change
Core Adjusted EBITDA (2)	$37.0 to $37.5 billion	$37.1 to $37.5 billion	$50 million
Net cash provided by operating activities	$28.0 to $28.7 billion	$28.1 to $28.7 billion	$50 million
Capital expenditures (3)	~$10.0 billion	~$10.0 billion	No change
Adjusted Free Cash Flow	$18.0 to $18.7 billion	$18.1 to $18.7 billion	$50 million

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

14

Investor Relations

Cathy Yao	Matthew Hale	Jon Lanterman
Senior Vice President	Senior Director	Senior Director

Charles Buffum	Chris Lo	Danna Tao
Senior Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

15
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$3,520	$5,598
Accounts receivable, net of allowance for credit losses of $217 and $226	4,866	4,874
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $748 and $733	4,935	4,997
Inventory	2,327	2,405
Prepaid expenses	1,067	1,215
Other current assets	5,403	5,372
Total current assets	22,118	24,461
Property and equipment, net	37,262	38,333
Operating lease right-of-use assets	25,021	25,692
Financing lease right-of-use assets	2,766	2,760
Goodwill	13,664	13,678
Spectrum licenses	97,564	98,032
Other intangible assets, net	3,573	3,843
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $217 and $213	2,553	2,683
Other assets	10,146	9,755
Total assets	$214,667	$219,237
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$9,522	$10,280
Short-term debt	2,238	5,135
Deferred revenue	1,468	1,533
Short-term operating lease liabilities	3,639	3,814
Short-term financing lease liabilities	1,155	1,163
Other current liabilities	2,322	2,575
Total current liabilities	20,344	24,500
Long-term debt	83,809	79,649
Long-term debt to affiliates	—	1,498
Tower obligations	3,496	3,532
Deferred tax liabilities	20,266	19,583
Operating lease liabilities	25,856	26,371
Financing lease liabilities	1,024	1,107
Other long-term liabilities	3,993	3,794
Total long-term liabilities	138,444	135,534
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,278,047,828 and 1,275,774,235 shares issued, 1,085,872,037 and 1,106,930,661 shares outstanding	—	—
Additional paid-in capital	69,670	69,460
Treasury stock, at cost, 192,175,791 and 168,843,574 shares issued	(35,497)	(30,545)
Accumulated other comprehensive loss	(835)	(848)
Retained earnings	22,541	21,136
Total stockholders' equity	55,879	59,203
Total liabilities and stockholders' equity	$214,667	$219,237

16
T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
(in millions, except share and per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Revenues
Postpaid revenues	$15,629	$15,378	$13,594
Prepaid revenues	2,517	2,586	2,643
Wholesale and other service revenues	685	738	688
Total service revenues	18,831	18,702	16,925
Equipment revenues	3,996	5,364	3,704
Other revenues	280	268	257
Total revenues	23,107	24,334	20,886
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,339	3,305	2,602
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	5,488	6,967	4,798
Selling, general and administrative	5,966	6,570	5,488
Depreciation and amortization	3,817	3,756	3,198
Total operating expenses	18,610	20,598	16,086
Operating income	4,497	3,736	4,800
Other expense, net
Interest expense, net	(1,031)	(1,012)	(916)
Other expense, net	(132)	(89)	(46)
Total other expense, net	(1,163)	(1,101)	(962)
Income before income taxes	3,334	2,635	3,838
Income tax expense	(830)	(532)	(885)
Net income	$2,504	$2,103	$2,953

Net income	$2,504	$2,103	$2,953
Other comprehensive income (loss), net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $17, $17, and $16	50	49	46
Losses on fair value hedges, net of tax effect of $(12), $(9), and $(61)	(36)	(27)	(177)
Actuarial (loss) gain, net of amortization and reclassification, on pension and other postretirement benefits, net of tax effect of $0, $3, and $0	(1)	11	(1)
Other comprehensive income (loss)	13	33	(132)
Total comprehensive income	$2,517	$2,136	$2,821
Earnings per share
Basic	$2.28	$1.89	$2.59
Diluted	$2.27	$1.88	$2.58
Weighted-average shares outstanding
Basic	1,100,174,423	1,115,209,714	1,140,537,935
Diluted	1,102,053,246	1,117,388,934	1,144,655,297

17
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Operating activities
Net income	$2,504	$2,103	$2,953
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,817	3,756	3,198
Stock-based compensation expense	209	216	186
Deferred income tax expense	682	359	771
Bad debt expense	426	445	323
Losses from sales of receivables	20	—	22
Changes in operating assets and liabilities
Accounts receivable	(162)	42	(93)
Equipment installment plan receivables	(55)	(1,010)	24
Inventory	86	(24)	(318)
Operating lease right-of-use assets	1,196	968	855
Other current and long-term assets	33	(505)	10
Accounts payable and accrued liabilities	(408)	813	(268)
Short- and long-term operating lease liabilities	(1,218)	(737)	(898)
Other current and long-term liabilities	(109)	30	(88)
Other, net	201	198	170
Net cash provided by operating activities	7,222	6,654	6,847
Investing activities
Purchases of property and equipment, including capitalized interest of $(7), $(10), and $(10)	(2,623)	(2,469)	(2,451)
Purchases of spectrum licenses and other intangible assets, including deposits	(26)	(63)	(73)
Proceeds from the sale of property, equipment and intangible assets	95	77	7
Acquisition of companies, net of cash acquired	(1)	—	(727)
Investments in unconsolidated affiliates, net	—	(1)	(75)
Other, net	(294)	(44)	(90)
Net cash used in investing activities	(2,849)	(2,500)	(3,409)
Financing activities
Proceeds from issuance of long-term debt, net	6,398	3,744	7,774
Repayments of financing lease obligations	(304)	(288)	(315)
Repayments of long-term debt	(6,435)	(1,635)	(479)
Repurchases of common stock	(4,826)	(2,446)	(2,494)
Dividends on common stock	(1,120)	(1,135)	(1,003)
Tax withholdings on share-based awards	(154)	(40)	(272)
Other, net	1	(31)	(18)
Net cash (used in) provided by financing activities	(6,440)	(1,831)	3,193
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	—	(12)	—
Change in cash and cash equivalents, including restricted cash	(2,067)	2,311	6,631
Cash and cash equivalents, including restricted cash
Beginning of period	5,976	3,665	5,713
End of period	$3,909	$5,976	$12,344

18
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$1,054	$959	$934
Operating lease payments	1,537	1,079	1,214
Income tax payments, net of refunds received	10	36	10
Non-cash investing and financing activities
Change in accounts payable and accrued liabilities for purchases of property and equipment	$(357)	$231	$(463)
Operating lease right-of-use assets obtained in exchange for lease obligations	525	590	481
Financing lease right-of-use assets obtained in exchange for lease obligations	222	230	248

19
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Accounts, end of period
Total postpaid accounts (1) (2) (3) (4)	31,099	31,502	33,979	34,240	34,439
(1)In the second quarter of 2025, we acquired 85,000 postpaid accounts from Lumos.
(2)In the third quarter of 2025, we acquired 633,000 postpaid accounts from Metronet and other acquisitions.
(3)In the third quarter of 2025, we acquired 1,448,000 postpaid accounts through the UScellular acquisition, which includes the impact of certain base adjustments to align the policies of UScellular and T-Mobile.
(4)In the first quarter of 2026, we recognized a base adjustment to decrease postpaid accounts by 18,000, primarily due to combining certain business accounts that have multiple billing account numbers.

These base adjustments had no impact on postpaid net account additions.

	Quarter
(in thousands)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Net account additions
Postpaid net account additions	205	318	396	261	217

	Quarter
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Churn
Postpaid account churn	0.94%	0.92%	0.97%	1.04%	1.04%

	Quarter
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Operating measure
Postpaid ARPA	$146.22	$149.87	$149.44	$150.17	$151.93

	Quarter
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Postpaid upgrade rate
Postpaid device upgrade rate	2.8%	2.5%	2.7%	3.8%	2.8%

	Quarter
(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Device financing - equipment installment plans
Gross EIP financed	$3,565	$3,503	$3,871	$5,774	$4,322
EIP billings	3,551	3,553	3,766	4,066	4,167
EIP receivables, net	6,405	6,201	6,915	7,680	7,488

Device financing - leased devices
Lease revenues	$1	$6	$4	$2	$1
Leased device depreciation	4	1	—	—	—

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter
(in millions, except percentages)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Financial measures

Service revenues	$16,925	$17,438	$18,241	$18,702	$18,831

Equipment revenues	$3,704	$3,439	$3,465	$5,364	$3,996
Lease revenues	1	6	4	2	1
Equipment sales	$3,703	$3,433	$3,461	$5,362	$3,995

Total revenues	$20,886	$21,132	$21,957	$24,334	$23,107

Net income	$2,953	$3,222	$2,714	$2,103	$2,504
Net income margin	17.4%	18.5%	14.9%	11.2%	13.3%

Adjusted EBITDA	$8,259	$8,547	$8,684	$8,447	$9,241
Adjusted EBITDA margin	48.8%	49.0%	47.6%	45.2%	49.1%
Core Adjusted EBITDA	$8,258	$8,541	$8,680	$8,445	$9,240
Core Adjusted EBITDA margin	48.8%	49.0%	47.6%	45.2%	49.1%

Cost of services, exclusive of depreciation and amortization	$2,602	$2,717	$2,873	$3,305	$3,339
UScellular merger-related costs	—	—	7	24	344
Other Special Items	20	28	55	250	101
Cost of services, exclusive of depreciation and amortization and Special Items	$2,582	$2,689	$2,811	$3,031	$2,894

Cost of equipment sales, exclusive of depreciation and amortization	$4,798	$4,659	$4,853	$6,967	$5,488
UScellular merger-related costs	—	—	2	8	14
Other Special Items	—	—	—	—	8
Cost of equipment sales, exclusive of depreciation and amortization and Special Items	$4,798	$4,659	$4,851	$6,959	$5,466

Selling, general and administrative	$5,488	$5,397	$6,015	$6,570	$5,966
UScellular merger-related costs	14	33	64	111	48
Other Special Items	59	(51)	123	353	209
Selling, general and administrative, excluding Special Items	$5,415	$5,415	$5,828	$6,106	$5,709

Total bad debt expense and losses from sales of receivables	$345	$284	$354	$445	$446
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.7%	1.3%	1.6%	1.8%	1.9%

Cash purchases of property and equipment including capitalized interest	$2,451	$2,396	$2,639	$2,469	$2,623
Capitalized interest	10	10	13	10	7

Net cash proceeds from securitization	$(26)	$(23)	$(25)	$(22)	$(20)

Net payments for Merger-related costs	$70	$92	$96	$100	$153

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data (Continued)
(Unaudited)

	Quarter
(in millions, except share and per share amounts)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Stockholder returns
Total repurchases	$2,470	$2,469	$2,470	$2,460	$4,901
Total shares repurchased	10,091,227	10,148,791	10,204,072	11,919,136	23,329,925
Average purchase price per share	$244.77	$243.32	$242.01	$206.38	$210.07
Total dividends paid	$1,003	$996	$987	$1,135	$1,120
Dividends per share	$0.88	$0.88	$0.88	$1.02	$1.02
Total stockholder returns	$3,473	$3,465	$3,457	$3,595	$6,021
Cumulative total repurchases	$29,785	$32,254	$34,724	$37,184	$42,085
Cumulative shares repurchased	183,754,602	193,903,393	204,107,465	216,026,601	239,356,526
Cumulative stockholder returns	$34,835	$38,300	$41,757	$45,352	$51,373

22
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures, including Adjusted EBITDA, Core Adjusted EBITDA, Net Debt, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter
(in millions, except percentages)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Net income	$2,953	$3,222	$2,714	$2,103	$2,504
Adjustments:
Interest expense, net	916	922	924	1,012	1,031
Other expense, net	46	11	78	89	132
Income tax expense	885	1,058	814	532	830
Operating income	4,800	5,213	4,530	3,736	4,497
Depreciation and amortization	3,198	3,146	3,408	3,756	3,817
Stock-based compensation (1)	168	178	217	209	203
UScellular merger-related costs	14	33	73	143	406
Network restructuring initiative costs (2)	—	—	—	93	76
Legal-related expenses (recoveries), net (3)	6	(4)	8	6	54
Impairment expense	—	—	278	—	—
Other, net (4)	73	(19)	170	504	188
Adjusted EBITDA	8,259	8,547	8,684	8,447	9,241
Lease revenues	(1)	(6)	(4)	(2)	(1)
Core Adjusted EBITDA	$8,258	$8,541	$8,680	$8,445	$9,240
Net income margin (Net income divided by Service revenues)	17.4%	18.5%	14.9%	11.2%	13.3%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	48.8%	49.0%	47.6%	45.2%	49.1%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	48.8%	49.0%	47.6%	45.2%	49.1%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the Condensed Consolidated Financial Statements.
(2)In Q4 2025, we began implementing network restructuring initiatives as a result of recent technological advancements that enhanced our Customer-Driven Coverage insights. Network restructuring initiative costs consist of network decommissioning and contract termination costs related to the rationalization of our network and backhaul services and the elimination of duplicative costs.
(3)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(4)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the UScellular acquisition, which are not reflective of T-Mobile’s ongoing core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA. Other, net, for the three months ended March 31, 2026 and December 31, 2025, includes $141 million and $390 million, respectively, of severance and related costs associated with the 2025-2026 workforce transformation.

23
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026
Short-term debt	$8,214	$6,408	$6,333	$5,135	$2,238
Short-term financing lease liabilities	1,136	1,157	1,157	1,163	1,155
Long-term debt	76,033	75,018	76,365	79,649	83,809
Long-term debt to affiliates	1,497	1,497	1,498	1,498	—
Financing lease liabilities	1,117	1,188	1,186	1,107	1,024
Total debt (excluding tower obligations)	$87,997	$85,268	$86,539	$88,552	$88,226
Less: Cash and cash equivalents	(12,003)	(10,259)	(3,310)	(5,598)	(3,520)
Net debt (excluding tower obligations)	$75,994	$75,009	$83,229	$82,954	$84,706
Divided by: Last twelve months Net income	$11,918	$12,215	$11,870	$10,992	$10,543
Net debt (excluding tower obligations) to LTM Net income Ratio	6.4	6.1	7.0	7.5	8.0
Divided by: Last twelve months Adjusted EBITDA	$32,471	$32,965	$33,406	$33,937	$34,919
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.3	2.3	2.5	2.4	2.4
Divided by: Last twelve months Core Adjusted EBITDA	$32,412	$32,926	$33,384	$33,924	$34,906
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	2.3	2.3	2.5	2.4	2.4

Adjusted Free Cash Flow and Adjusted Free Cash Flow margin are calculated as follows:

	Quarter
(in millions, except percentages)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Net cash provided by operating activities	$6,847	$6,992	$7,457	$6,654	$7,222
Cash purchases of property and equipment, including capitalized interest	(2,451)	(2,396)	(2,639)	(2,469)	(2,623)
Adjusted Free Cash Flow	$4,396	$4,596	$4,818	$4,185	$4,599
Net cash provided by operating activities margin	40.5%	40.1%	40.9%	35.6%	38.4%
Adjusted Free Cash Flow margin	26.0%	26.4%	26.4%	22.4%	24.4%

24
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the telecommunications industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the telecommunications industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - Generally, a billing account that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, 5G broadband gateways, fiber connections, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Account Churn - The number of accounts whose service was deactivated as a percentage of the average number of accounts during the specified period further divided by the number of months in the period. The number of accounts whose service was deactivated is calculated net of accounts that subsequently had their service restored within a certain period of time and excludes accounts who received service for less than a certain minimum period of time, account mergers and account migrations.
3.Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
4.Cost of services - Costs directly attributable to providing wireless communications and broadband services, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless communications and broadband services for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
5.Net income margin - Net income divided by Service revenues.
6.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications and broadband services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
7.Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include UScellular merger-related costs, network restructuring initiative costs (as discussed above), certain legal-related recoveries and expenses, Impairment expense, restructuring costs not directly attributable to the UScellular acquisition (including severance), and other non-core gains and losses.
8.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole.
9.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
10.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
11.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
12.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
13.Net payments for merger-related costs include net cash payments for Sprint merger-related costs and UScellular merger-related costs.

25
14.UScellular merger-related costs to date include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations and migrate customers to the T-Mobile network and billing systems;
•Restructuring costs, including contract terminations, severance and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the UScellular acquisition.

26
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; cyberattacks, disruptions, data loss or other security breaches; our inability to adopt and deploy network technologies in a timely and effective manner; our inability to effectively execute our digital initiatives and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, investment, joint venture, merger or divestiture involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in oil prices, inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as global conflict, wars and further escalations thereof; operational delays, higher procurement costs, such as memory chip cost impacts on smartphones, and operational costs, and increased regulatory and compliance complexities, for example, as a result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any failure or inability of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; compliance with the current regulatory framework, including our national security obligations, and any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telekom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

As the supercharged Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is powered by an award-winning 5G network that connects more people, in more places, than ever before. With T-Mobile’s unique value proposition of best network, best value and best experiences, the Un-carrier is redefining connectivity and fueling competition while continuing to drive the next wave of innovation in wireless and beyond. Headquartered in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information, visit https://www.t-mobile.com.